SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

OCEAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 000-49750

Delaware	33-0857223
State or other jurisdiction of incorporation or organization)	IRS Employer Identification Number

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of principal executive offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (214) 389-9800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant ot Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchnage Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On Tuesday, January 18, 2005, the Board of Directors received and accepted the resignation of Mr. Dennis McLaughlin from his capacities as Chief Executive Officer and Co-Chairman of the Board. Mr. McLaughlin also resigned his position as a member of the Board of Directors. The Board also received and accepted the resignation of Mr. Kit Chambers, Chief Operating Officer and Secretary of the Company.

The resignations of Mr. McLaughlin and Mr. Chambers are in line with recent decisions by the Board to direct the Company away from its developmental stage toward a new operational phase.

The Board unanimously approved the appointment of Mr. Andrew Way, the President and a director of the Company, as the Company’s new Chief Executive Officer, and Mr. Nick Sinclair-Brown, formerly Co-Chairman of the Board, to the position of Chairman of the Board of Directors. The Board also unanimously approved the appointment of Mr. Steven Sanit, currently the Chief Financial Officer of the Company, to the additional position of Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	January 20, 2005

OCEAN RESOURCES, INC.

	By:	/s/ Steven Sanit

Steven Sanit
Chief Financial Officer